UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2018

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2  of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Independence Holding Company (the “Company”) was held on November 12, 2018. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Proposal One – Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board of Directors to serve until the next annual meeting of stockholders of the Company. The voting results for each director nominee are set forth below.

Name	For	Withheld	Broker Non-Votes

Mr. Larry R. Graber	10,929,111	1,554,613	1,715,625

Ms. Teresa A. Herbert	10,906,970	1,576,754	1,715,625

Mr. David T. Kettig	10,927,351	1,556,373	1,715,625

Mr. Allan C. Kirkman	12,241,402	242,322	1,715,625

Mr. John L. Lahey	12,348,422	135,302	1,715,625

Mr. Steven B. Lapin	10,928,906	1,554,818	1,715,625

Mr. Ronald I. Simon	12,363,965	119,759	1,715,625

Mr. James G. Tatum, C.F.A.	12,241,712	242,012	1,715,625

Mr. Roy T. K. Thung	11,060,370	1,423,354	1,715,625

Proposal Two – Ratification of Appointment of Independent Auditors

The stockholders of the Company ratified the appointment of RSM US LLP as the Company’s independent auditor for the fiscal year ended December 31, 2018. The voting results for the appointment of RSM US LLP are set forth below.

For	Against	Abstention	Broker Non-Votes

14,196,738	848	1,763	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date: November 13, 2018	By:	/s/ Teresa A. Herbert
Name: Teresa A. Herbert
Title: Senior Vice President and Chief Financial Officer